SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[    ]	Preliminary Proxy Statement
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[    ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

	CIM High Yield Securities
	(Name of Registrant as Specified In Its Charter)

	Gail A. Hanson, Secretary
	(Name of Person(s) Filing Proxy Statement)

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4)	Date Filed:  August 21, 1997



CIM High Yield Securities, Inc.




October 14, 1997



Dear Shareholder :

The Annual Meeting of Shareholders for CIM High
Yield Securities was held on October 8, 1997. At this meeting, there were not sufficient votes received to approve Proposal 3; therefore the meeting was adjourned with respect to this matter until November 12, 1997 at 10:00 a.m. at First
Data Investor Services Group, 53 State Street,
Boston, Massachusetts in order to allow
shareholders more time to vote.

Our records indicate that we have not received your vote.

Please take this opportunity to sign and return the enclosed ballot in the business reply envelope provided.



					First Data Investor
Services Group, Inc.
					Transfer Agent



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